UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 16, 2014
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

The information in this Current Report on Form 8-K furnished under this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information in this Current Report on Form 8-K furnished under this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On July 15, 2014, Boston Private Bank & Trust Company (the “Bank”), the wholly owned subsidiary of Boston Private Financial Holdings, Inc. (the “Company”), announced an agreement to acquire substantially all of the assets and certain of the liabilities of Banyan Partners. The transaction is subject to regulatory approval and certain closing conditions, and is expected to close in the fourth quarter of 2014. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

As previously announced, the Company will hold a conference call at 8 a.m., Eastern Time, on Wednesday, July 16, to discuss financial results, business highlights and outlook, and the Banyan Partners transaction. A copy of the slide presentation that will be discussed during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The slide presentation is also available on the Company’s website at www.bostonprivate.com.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.
99.1    Press Release of the Company dated July 16, 2014
99.2    Second Quarter 2014 Earnings Conference Call Slide Presentation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Date: July 16, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated July 16, 2014
99.2	Second Quarter 2014 Earnings Conference Call Slide Presentation